Exhibit 4.3

                   APPENDIX TO EASY-ENERGY WARRANT AGREEMENT

     Exercise Limitations. (i) The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 of the Warrant or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Warrant Exercise Form, such Holder (together with such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and group members shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates and group members and (B) exercise of the unexercised portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates and group members. Except as set forth in the preceding sentence, for purposes of this Appendix, beneficial ownership shall be calculated in accordance with
Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith.

     To the extent that the limitation contained in this Appendix applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates or group members) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Warrant Exercise Form shall be deemed to be each Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates or group members) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Appendix, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in
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writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its Affiliates or group members since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.

     The Beneficial Ownership Limitation provisions of this Appendix may be waived by such Holder, at the election of such Holder, upon not less than 61 days' prior notice to the Company. The limitations contained in this paragraph shall apply to a successor holder of this Warrant

















Holders                                       Easy-Energy Inc.

By:                                           By:
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Signature:                                    Signature:
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